Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES RETIREMENT OF BOARD CHAIRMAN

THE WOODLANDS, TX – December 2, 2022 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) announced today that Anthony J. Best, who has served as an independent member of the Company’s Board of Directors (the “Board”) since 2014, and Chairman of the Board since 2018, informed the Company that he has chosen not to stand for re-election and instead retire from the Board immediately following the Company’s upcoming Annual Meeting of Stockholders in May 2023. No decision has been made by the Board regarding the succession of the Chairman position following Mr. Best’s retirement.
Effective upon Mr. Best’s retirement, the Board has determined to reduce its size from eight directors to seven directors. Separately, the Company also announced today that the Board has elected to reduce the total compensation of its non-executive members (including the Chairman of the Board) by approximately 15%, with such reduction taking effect on January 1, 2023.
Matthew Lanigan, Newpark’s President and Chief Executive Officer, stated, “We would like to thank Tony for his many contributions to Newpark during his nine years of service as a member of the Board, including the past five years of service as Chairman of the Board. His leadership and experience in the oil and gas industry were instrumental to the Company’s transformation, as we navigated through multiple oil and gas industry downturns. During Tony’s tenure on the Board, Newpark has built a substantial presence in the utilities sector, and through several recently announced divestitures, has transitioned the Fluids Systems business into a more focused and agile model, strengthening and positioning the Company for success going forward. We wish Tony the very best in his retirement.”
Mr. Best stated, “It has been my distinct honor to serve on this Board for nine years and lead the Board during the past five years. I’m proud of the tremendous transformation and diversification the Company has achieved over this time, and I leave with great confidence in Newpark’s future and the strength of its Board.”
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, such as statements regarding the expected timing of the closing of the divestiture transactions, and the amount and use of the proceeds from these transactions. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our ability to execute our strategic actions; our pending divestitures; the ongoing conflict between Russia and Ukraine; the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the price and availability of raw materials; business acquisitions and capital investments; our market competition; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our restructuring activities; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
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